CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. ___) on Form S-8 of CVD Equipment Corporation of our report dated March 24, 2008 relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of CVD Equipment Corporation for the year ended December 31, 2007.

                                                                                  /s/  MSPC

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                                                                                 Certified Public Accountants and Advisors,

A Professional Corporation

Cranford, New Jersey
August 25, 2008